EXHIBIT 3.1

BY-LAWS

of

A. O. SMITH CORPORATION

ARTICLE I

SEAL

The Board of Directors shall provide a suitable seal for the corporation which shall remain in the custody of the secretary. The Board may authorize any other officer of the corporation to keep and use a duplicate seal.

ARTICLE II

STOCK

SECTION 1. Certificates For Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the chairman, the president or a vice president and by the secretary or an assistant secretary or by the treasurer or an assistant treasurer and shall be sealed with the seal of the corporation or a facsimile thereof. Such signatures upon a certificate may be facsimiles if the certificate is countersigned by the transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

SECTION 2. Uncertified Shares. The Board of Directors hereby authorizes the issuance of any shares of its classes or series without certificates to the full extent that the secretary of the corporation determines that such issuance is allowed by applicable law and rules of the New York Stock Exchange, any such determination to be conclusively evidenced by the delivery to the corporation’s transfer agent and registrar by the secretary of a certificate referring to this by-law and providing instructions of the secretary to the transfer agent and registrar to issue any such shares without certificates in accordance with applicable law. In any event, the foregoing authorization does not affect shares already represented by certificates until the certificates are surrendered to the corporation.

SECTION 3. Fixing Record Date. For the purpose of determining the stockholders entitled to (a) notice of or to vote at any meeting of stockholders or any adjournment thereof; or (b) receive payment of any dividend or allotment of any rights; or (c) take any other action, the Board of Directors may fix a date not more than sixty (60) nor less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to the payment of such dividend or the proposed taking of such other action, as the record date as of which the stockholders entitled to notice of and to vote at such meeting or to receive such dividend or take any such other action shall be determined.

SECTION 4. Dividends. The Board of Directors may declare dividends at any time from the corporation’s surplus or net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

ARTICLE III

STOCKHOLDERS’ MEETINGS

SECTION 1. Annual Meeting. The annual meeting of the stockholders of the corporation (the “Annual Meeting”) shall be held each year at the location, date and time as the Board of Directors shall determine by resolution. The ~~annual meeting~~Annual Meeting shall be held for the purpose of electing directors and for the transaction of such other business as may be brought before the ~~meeting~~Annual Meeting.

SECTION 2. Special Meetings. Special meetings of the stockholders (a “Special Meeting”) shall be called by the secretary upon written request of the chairman of the board, the chief executive officer, the president or ~~of three~~a majority of the directors in office; and shall be held at such site (as shall be fixed by the chairman of the board in writing to the secretary) and such place therein as shall be designated in the notice thereof. No business other than that specified in the ~~call~~notice therefor shall be considered at any special meeting.

SECTION 3. Notice. Notice of the ~~annual~~Annual Meeting and each ~~special meeting~~Special Meeting, stating the purpose thereof, shall be mailed to each stockholder entitled to vote at such meeting at his post office address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as the same appears on the records of the corporation or of its transfer agent or agents, not less than ten (10) nor more than sixty (60) days before such meeting. Notice shall be given (i) if mailed, when deposited in the United States mail, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Delaware General Corporation Law to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail include the contact information of an officer or agent of the corporation who is available to assist with accessing such files or information. Any notice given to stockholders by electronic transmission other than by electronic mail may only be given in a form consented to by such stockholder and any such notice by electronic transmission shall be deemed to be given as provided for in the Delaware General Corporation Law.

SECTION 4. Quorum. A majority of the outstanding stock of the corporation entitled to vote, represented by the holders of record thereof, in person or by proxy, shall constitute a quorum at any meeting of stockholders; but less than a quorum may adjourn the meeting from time to time, and at any such adjourned meeting any business may be transacted which might have been transacted if the meeting had been held as originally called.

SECTION 5. Proxies. Any stockholder entitled to a vote at a meeting of the stockholders may be represented and vote thereat by proxy, appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney and submitted to the secretary at or before such meeting.

SECTION 6. Voting by Stockholders. The election of directors by stockholders shall be conducted by two (2) inspectors of election appointed by the chairman of the board, the chief executive officer, the president or any vice president. The vote in elections of directors and, upon demand of a stockholder present in person or by proxy, the vote on any question at a meeting of stockholders shall be a stock vote and by ballot. Unless otherwise provided by the law of Delaware or the Certificate of Incorporation, all elections shall be decided by plurality of the votes cast and any other corporate action to be taken shall be decided by a majority of the votes cast.

SECTION 7. Order of Business. At all meetings of the stockholders, the order of business shall be as follows:

(a)	call to order;

(b)	election of a chairman and the appointment of a secretary, if necessary;

(c)	presentation of proofs of the due calling of the meeting, the certificate of the secretary or affidavit of other person who mailed the notice being conclusive of service in that mode;

(d)	presentation and examination of proxies;

(e)	reading and settlement of the minutes of the previous meeting;

(f)	reports of officers and committees;

(g)	if the annual meeting, the election of directors;

(h)	unfinished business;

(i)	new business; and

(j)	adjournment.

SECTION 8. Notice of Business to be Brought Before a Meeting.

(a)

At an Annual Meeting, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an Annual Meeting, business must be (i) specified in a notice of meeting (a “Meeting Notice”) given by or at the direction of the Board of Directors, (ii) if not specified in a Meeting Notice, otherwise brought before the meeting by the Board of Directors or the chairman of the board or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a beneficial owner of shares of the corporation both at the time of giving the notice provided for in this Section 8 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 8 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an Annual Meeting. The only matters that may be brought before a Special Meeting are the matters specified in the Meeting Notice given by or at the direction of the person calling the meeting pursuant to Section 2, and stockholders shall not be permitted to propose business to be brought before a Special Meeting. For purposes of this Section 8 and Section 9, “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 9 and Section 10 and this Section 8 shall not be applicable to nominations except as expressly provided in Section 9 and Section 10.

(b)

Without qualification, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the secretary of the corporation and (ii) provide an Update (as defined below) at the times and in the forms required by this Section 8. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation (the “Executive Offices”) not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s Annual Meeting; provided, however, that if the date of the Annual Meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such Annual Meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such Annual Meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an Annual Meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c)	To be in proper form for purposes of this Section 8, a stockholder’s notice to the secretary shall set forth:

(i)

As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii)

As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the corporation or any affiliate of the corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the corporation or any affiliate of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (G) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner (such disclosures, “Exempt Disclosures”); and

(iii)

As to each item of business that the stockholder proposes to bring before the Annual Meeting, (A) a brief description of the business desired to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any Exempt Disclosures.

For purposes of this Section 8, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an Annual Meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the Annual Meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation (a “Participant”).

(d)

A Proposing Person shall update and supplement its notice (an “Update”) to the Corporation of its intent to propose business at an Annual Meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 8 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such Update shall be delivered to, or mailed and received by, the secretary at the Executive Offices not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of an Update required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of an Update required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof) (such Updates within such time periods, “Timely Updates”). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(e)

Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an Annual Meeting that is not properly brought before the meeting in accordance with this Section 8. The presiding officer of the meeting shall, if the facts warrant, determine that any business was not properly brought before the meeting in accordance with this Section 8, and if he or she should so determine, he or she shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted.

(f)

This Section 8 is expressly intended to apply to any business proposed to be brought before an Annual Meeting other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the corporation’s proxy statement. In addition to the requirements of this Section 8 with respect to any business proposed to be brought before an Annual Meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 8 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g)

For purposes of these By-Laws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

SECTION 9. Notice of Nominations for Election to the Board of Directors.

(a)

Nominations of any person for election to the Board of Directors at an Annual Meeting or at a Special Meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such Special Meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these By-Laws, or (ii) by a stockholder present in person (as defined in Section 8) (A) who was a beneficial owner of shares of the corporation both at the time of giving the notice provided for in this Section 9 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 9 and Section 10 as to such notice and nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b) (i)

Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors (a “Nominee”) at an Annual Meeting or, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, a Special Meeting, the stockholder must (1) provide Timely Notice (as defined in Section 8 or below, as applicable) thereof in writing and in proper form to the secretary of the corporation, (2) provide the information, agreements and questionnaires with respect to such stockholder and its Nominee as required by this Section 9 and Section 10 and (3) provide an Update at the times and in the forms required by this Section 9 and Section 10. To be timely, a stockholder’s notice for nominations to be made at a Special Meeting must be delivered to, or mailed and received at, the Executive Offices not earlier than the one hundred twentieth (120th) day prior to such Special Meeting and not later than the ninetieth (90th) day prior to such Special Meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 8) of the date of such Special Meeting was first made.

(ii)

In no event shall any adjournment or postponement of an Annual Meeting or Special Meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(iii)

In no event may a Nominating Person (as defined below) provide Timely Notice in respect of a greater number of Nominees than are, based on these By-Laws and the Certificate of Incorporation, subject to election at the applicable meeting by the holders of the class of shares that the Nominating Person beneficially owns. If the corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice set forth in Section 8(b), (ii) the date set forth in the last sentence of clause (b)(i) of this Section 9 or (iii) the tenth day following the date of public disclosure (as defined in Section 8) of such increase.

(c)	To be in proper form for purposes of this Section 9, a stockholder’s notice to the secretary shall set forth:

(i)

As to each Nominating Person, the Stockholder Information (as defined in Section 8(c)(i), except that for purposes of this Section 9 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 8(c)(i));

(ii)	As to each Nominating Person, any Disclosable Interests (as defined in Section 8(c)(ii), except that for purposes of this Section 9 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 8(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 8(c)(ii) shall be made with respect to the election of directors at the meeting); and

(iii)

As to each Nominee, (A) all information with respect to such Nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 9 and Section 10 if such Nominee were a Nominating Person, (B) all information relating to such Nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and such Nominee or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 10(a).

For purposes of this Section 9, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any Participant.

(d)

A Nominating Person shall provide Timely Updates as defined in Section 8(d), except that for purposes of this Section 9 an Update shall be made with respect to its intent to submit a Nominee pursuant to this Section 9 rather than propose business at an Annual Meeting pursuant to Section 8.

(e)

In addition to the requirements of this Section 9 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

SECTION 10. Additional Requirements For Valid Nomination of Candidates to Serve as Director and, If Elected, to Be Seated as Directors.

(a)

To be eligible to be a candidate for election as a director of the corporation, a Nominee, at an Annual Meeting or Special Meeting, a Nominee must be nominated in the manner prescribed in Section 9 and Nominee, whether nominated by the Board of Directors or by a stockholder, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such Nominee given by or on behalf of the Board of Directors, including pursuant to Section 9 of these By-Laws), to the secretary at the Executive Offices, (i) a completed written questionnaire (in a form provided by the corporation) with respect to the background, qualifications, stock ownership and independence of such Nominee and (ii) a written representation and agreement (in form provided by the corporation) that such Nominee (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such Nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such Nominee’s ability to comply, if elected as a director of the corporation, with such Nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein, (C) if elected as a director of the corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any Nominee, the secretary of the corporation shall provide to such Nominee all such policies and guidelines then in effect), and (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such Nominee would face re-election.

(b)

The Board of Directors may also require any Nominee to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such Nominee’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such Nominee to be an independent director of the corporation in accordance with the corporation’s Corporate Governance Guidelines.

(c)

A Nominee shall provide Timely Updates as defined in Section 8(d), except that for purposes of this Section 10 an Update shall be made with respect to the information provided or required to be provided pursuant to this Section 10 rather than pursuant to Section 8.

(d)

No Nominee shall be eligible for nomination as a director of the corporation unless such Nominee and the Nominating Person seeking to nominate such Nominee has complied with Section 9 and this Section 10, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 9 and this Section 10, and if he or she should so determine, he or she shall so declare such determination at the meeting, the defective nomination shall be disregarded and any ballots cast for the Nominee in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the Nominee in question) shall be void and of no force or effect.

(e)

Notwithstanding anything in these By-Laws to the contrary, no Nominee shall be eligible to be seated as a director of the corporation unless nominated and elected in accordance with Section 9 and this Section 10.

ARTICLE IV

DIRECTORS

SECTION 1. Number and Election. Except for the initial Board of Directors, the Board of Directors shall consist of a number which shall be not less than five nor more than that number as may be fixed from time to time by resolution of the Board. Except for the initial Board of Directors or pursuant to an appropriate plan of merger, directors shall be elected by the stockholders, voting as separate classes if required by the Certificate of Incorporation, at the annual meeting. If by resolution of the Board the number of directors shall be increased at a time between annual meetings, the additional directors may be elected by the vote of a majority of the directors in office at the time of such increase.

SECTION 2. Term of Office. Except for the initial Board of Directors, the directors of the corporation shall continue in their positions until the annual meeting of the stockholders succeeding their appointment or election, and thereafter until their respective successors shall have been duly elected and qualified. In the event of a decrease in the number of directors, the Board shall designate, subject to the provisions of Article 4, paragraph (A)(2)(d) of the Certificate of Incorporation, the position or positions thereby vacated and the holder of each such position shall cease to be a director on the effective date of such decrease. A director may be removed at any time, with or without cause, upon the affirmative vote of a majority of the stock of the corporation entitled to vote upon such removal in accordance with Article 4, paragraph (A)(2)(b) of the Certificate of Incorporation.

SECTION 3. Vacancies. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the secretary unless some other time shall be specified therein. Any vacancy in the Board ~~may~~shall be filled by the vote of a majority of the remaining directors although less than a quorum. As used in these By-Laws, an “electronic transmission” shall be any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

SECTION 4. Election of Officers. At its first meeting in each year after the ~~annual meeting of the stockholders~~Annual Meeting, the Board of Directors shall elect a chairman of the board, a chief executive officer, a president, a treasurer, a secretary, and a controller of the corporation.

SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at least four times each year on such dates as the Board may designate from time to time.

SECTION 6. Special Meetings. Special meetings of the Board of Directors shall be called by the secretary and held at the request of the chairman of the board, the chief executive officer, the president or of ~~any two~~any four of the directors in office.

(a)

Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

(b)

Meeting by Telephone. Any one or more members of the Board or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

SECTION 7. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Notice of special meetings of the Board of Directors stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight hours before the date of the meeting; by telephone~~, telegram~~ or electronic means on twenty-four hours’ notice; or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

SECTION 8. Quorum. Four directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, regardless of the number of directors then in office. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except when otherwise expressly required by the law of Delaware, the Certificate of Incorporation or these By-Laws.

SECTION 9. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine.

SECTION 10. Compensation. By resolution or resolutions of the Board, any director may be allowed a fixed sum or sums for attendance at each regular or special meeting of either or both the Board and any standing or special committee of which such director may be a member, or a stated amount or amounts for his services as either or both a director and such committee member, and either his expenses of attending each such meeting or a fixed sum or sums to reimburse such director for his expenses of rendering such services, provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation or commissions therefor.

SECTION 11. Inspection of Books. The Board of Directors shall, subject to the Certificate of Incorporation and to the law of Delaware, determine the conditions and regulations under which the books and accounts of the corporation or any of them shall be opened to the inspection of stockholders of the corporation.

ARTICLE V

BOARD COMMITTEES

SECTION 1. Executive Committee. The Board of Directors may, by a majority vote of the whole Board, designate three or more of their number to constitute an executive committee, one of whom shall be designated by the Board to be chairman of the executive committee and all of whom shall hold office for one year and until their respective successors shall be designated, which committee shall, between sessions of the Board and so far as may be permitted by law, have all the powers of the Board of Directors in the management of the business and affairs of the corporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. The taking of any action by the executive committee shall be conclusive evidence that the Board of Directors was not at the time of such action in session. The secretary or a member of the executive committee shall keep minutes of its proceedings, and all such proceedings shall be from time to time reported to the Board of Directors, and shall be subject to revision or alteration by the Board provided that no rights of third persons shall be affected by such revision or alteration. A majority of the executive committee shall constitute a quorum at any meeting. The executive committee may take action without a meeting on the written approval of such action by a majority of the committee. A majority of the directors may fill vacancies in the executive committee.

SECTION 2. Finance Committee. The Board of Directors may, by a majority vote of the whole Board, designate three or more of their number to constitute a finance committee, one of whom shall be designated by the Board to be chairman of the finance committee and all of whom shall hold office for one year and until their respective successors shall be designated. The finance committee shall investigate, analyze and consider the current and future financial condition and financial results of the operations of the corporation and all general and particular financial policies and problems of the corporation, and from time to time upon the determination of such committee, or upon the request of the Board or the executive committee, shall make such recommendations to the Board and to the executive committee as the finance committee shall deem necessary or advisable with respect to the adoption, alteration or discontinuance of such policies and the solution of such problems. The finance committee also shall perform, so far as permitted by law, such other duties as may be assigned to the committee from time to time by the Board of Directors or the executive committee. The secretary or a member of the finance committee shall keep minutes of its proceedings, and all such proceedings shall be reported from time to time to the Board of Directors, and shall be subject to revision or alteration by the Board provided that no rights of third persons shall be affected by such revision or alteration. A majority of the finance committee shall constitute a quorum at any meeting. The finance committee may take action without a meeting on the written approval of such action by the majority of such committee. A majority of the directors may fill vacancies in the finance committee.

SECTION 3. Other Committees. The Board of Directors may, by a majority vote of the whole Board, designate two or more of their members to constitute any other special committees. Such committees shall have such power which may include all the powers of the Board of Directors between sessions of the Board, as shall be provided by the Board of Directors’ resolutions establishing the committee. The members of such committee shall hold office for one year and until their respective successors shall be designated or such other period as may be provided in the Board of Directors’ resolutions establishing the committee. One half or more of the members of such committee shall constitute a quorum at any meeting. Such committee may take actions without a meeting on the written approval of such actions by the majority of such committee.

ARTICLE VI

OFFICERS

SECTION 1. Officers. The officers of the corporation shall be a chairman of the board, a chief executive officer, a president, a treasurer, a secretary and a controller, who shall be elected, as hereinabove provided in Section 4 of Article IV, to serve for one year unless removed by the Board of Directors as hereinafter provided and until their respective successors are elected and qualified; and such other officers as the Board from time to time may elect or appoint pursuant to this Article VI. Except for the initial Board of Directors, the chairman of the board, the chief executive officer, and the president shall always be members of the Board of Directors. One or more vice presidents may be elected from time to time as determined by the Board of Directors, which may also appoint one or more assistant secretaries and one or more assistant treasurers and such subordinate officers and agents of the corporation as the Board from time to time may determine. Any two or more of such offices may be held by the same person, except those of chairman of the board and vice president; chief executive officer and vice president; and chief executive officer or president and secretary.

SECTION 2. Chairman of the Board. The chairman of the board shall preside at all meetings of stockholders, unless the stockholders shall appoint a chairman (who may be chairman of the board), and the chairman of the board shall also preside at all meetings of the Board of Directors. During the absence or disability of the chief executive officer, the chairman of the board shall exercise all the powers and discharge all the duties of the chief executive officer.

SECTION 3. Chief Executive Officer. The chief executive officer shall be responsible, under the direction of the Board of Directors, for the supervision, control and conduct of all of the business and affairs of the corporation. During the absence or disability of the chairman of the board, he shall preside at all meetings of stockholders and at all meetings of the Board of Directors, unless the stockholders or the Board of Directors, respectively, shall appoint a chairman (who may be the chief executive officer). During the absence or disability of the president, the chief executive officer shall exercise all of the powers and perform all of the duties of the president.

SECTION 4. President. The president shall have immediate charge of and shall conduct the operations of the corporation, under the supervision of the chief executive officer; and shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the chief executive officer. During the absence or disability of the chairman of the board and of the chief executive officer, the president shall exercise all of the powers and perform all of the duties of the chairman of the board and the chief executive officer, respectively, as hereinabove provided in Sections 2 and 3 of this Article VI.

SECTION 5. Vice Presidents. Any vice presidents elected by the Board of Directors shall have such titles and powers and perform such duties under the supervision of the chief executive officer or the president, or both, as may be assigned to such respective vice presidents by the Board of Directors pursuant to these By-Laws.

SECTION 6. Treasurer. The treasurer shall have the custody of the funds and securities of the corporation which may come into his hands. When necessary or proper, he may endorse, on behalf of the corporation, for collection, checks, notes and other obligations. He shall deposit the funds of the corporation to its credit in such banks and depositories as the Board of Directors may from time to time designate. He shall submit to the annual meeting of stockholders a statement of the financial condition of the corporation and, whenever thereunto required by the Board of Directors or the executive committee, shall make and render a statement of his accounts and such other statement as may be required. He shall keep in books of the corporation full and accurate account of all moneys received and paid by him for account of the corporation. He shall perform such other duties as may be from time to time assigned to him by the Board of Directors.

SECTION 7. Secretary. The secretary shall keep the minutes of all meetings of the Board of Directors, and of the stockholders, unless another person be appointed for those respective purposes by the directors or stockholders, and also, unless another person be appointed for that purpose by the executive committee, the minutes of the executive committee, in books provided for that purpose. He shall give or cause to be given all notices required by these By-Laws or by resolution of the Board of Directors. He shall have charge of the stock certificate book, stock transfer books and stock ledgers, all of which shall at all reasonable hours be open to the examination of any director; he shall have custody of the seal of the corporation; and he shall in general perform all the duties usually incident to the office of secretary, subject to the control of the Board of Directors.

SECTION 8. Controller. A controller elected by the Board of Directors shall be the chief accounting officer of the corporation. He shall be responsible to the Board of Directors for the maintenance of adequate accounting procedures and records of the corporation, for internal audit of all financial and business records and all receipts and disbursements of the corporation, and for the preparation of financial statements and reports on the operation of the business. He shall be responsible to the president with respect to the administration of his office and shall perform such other duties as may from time to time be assigned to him by the president or the Board of Directors. At the request of and subject to the direction of the treasurer, the controller shall prepare or have prepared any financial statement or statements which the treasurer may be required by law or these By-Laws to submit from time to time to the stockholders or to any stockholder.

SECTION 9. Assistant Officers. The assistant secretary or secretaries and the assistant treasurer or treasurers shall perform the duties of the secretary and of the treasurer, respectively, in the absence of those officers and shall have such further powers and perform such other duties as may be assigned to them respectively by the Board of Directors.

SECTION 10. Removal. Any person elected or appointed to office by the Board of Directors may be removed at any time by the Board of Directors, with or without cause.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. Mandatory Indemnification.

(a)

~~(A)~~ Subject to the conditions and limitations of this Article VII and the corporation’s Certificate of Incorporation, the corporation shall, to the fullest extent permitted by the Delaware General Corporation Law as it may then be in effect, indemnify and hold harmless any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative or investigative, whether predicated on foreign, federal, state or local law, and whether formal or informal (collectively, “action(s)”) by reason of his status as, or the fact that he is or was or has agreed to become, a director or officer (collectively, “executive(s)”) of the corporation or of an affiliate, and as to acts performed in the course of the executive’s duty to the corporation or to an affiliate, against:

(i)

expenses, fees, costs and charges, including, without limitation, attorneys’ fees and disbursements (collectively, “expenses”) reasonably incurred by or on behalf of the executive in connection with any action (including, without limitation, in connection with the investigation, defense, settlement or appeal of such action), no matter by whom brought, including, without limitation, actions brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the ~~Securities~~ Exchange Act ~~of 1934~~, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder (collectively, “securities law action(s)”); provided, that it is not determined pursuant to Section 2 of this Article VII, or by the court before which such action was brought, that:

(~~a~~A)	the executive engaged in criminal, fraudulent or intentional misconduct in the performance of his duty to the corporation,

(~~b~~B)	with respect to criminal actions, the executive had reasonable cause to believe his conduct was unlawful, and

(~~c~~C)

with respect to securities law actions, the executive did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and ~~it~~its stockholders;

(ii)

subject to the restrictions of Section 1(~~C~~c) of this Article VII, amounts incurred by the executive in settlement of any action, no matter by whom brought, including, without limitation, securities law actions; provided that it is not determined pursuant to Section 2 of this Article VII, or by the court before which such action was brought, that:

(~~a~~A)	such settlement was not in the best interests of the corporation and its stockholders,

(~~b~~B)	the amount incurred by the executive in such settlement was unreasonable (to a material extent) in light of all of the circumstances of such action,

(~~c~~C)	the executive engaged in criminal, fraudulent or intentional misconduct in the performance of his duty to the corporation, and

(~~d~~D)

with respect to securities law actions, the executive did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and its stockholders; and

(iii)

subject to the restrictions of Section 1(~~C~~c) of this Article VII, judgments, fines, penalties or other amounts incurred by the executive pursuant to an adjudication of liability in connection with any action, including, without limitation, securities law actions; provided that it is not determined pursuant to Section 2 of this Article VII, or by the court before which such action was brought, that:

(~~a~~A)	the executive engaged in criminal, fraudulent or intentional misconduct in the performance of his duty to the corporation,

(~~b~~C)

with respect to securities law actions, the executive did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and its stockholders, and

(~~c~~C)

with respect to criminal actions, the executive had reasonable cause to believe his conduct was unlawful and that he otherwise did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and its stockholders.

(b)

~~(B)~~ To the extent the executive has been successful on the merits or otherwise in connection with any action referred to in Section 1(A) of this Article VII, no matter by whom brought (including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such action where the executive does not pay, incur or assume any material liability), or in connection with any claim, issue or matter therein, he shall be indemnified by the corporation against expenses reasonably incurred by or on behalf of him in connection therewith. The corporation shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to Section 4 of this Article VII) to the executive (or to such other person or entity as the executive may designate in writing to the corporation) upon the executive’s written request therefor without regard to the provisions of Section 2 of this Article VII.

(c)

~~(C)~~ Notwithstanding the provisions of Sections 1(~~A~~a)(ii) and 1(~~A)~~a)(iii), no indemnification shall be made to the executive by the corporation for monetary damages incurred by the executive pursuant to an action brought by or in the right of the corporation to procure a judgment in its favor (sometimes hereinafter referred to as “derivative action(s)”) or an action brought by a stockholder of the corporation if it is determined pursuant to Section 2 of this Article VII, or by the court before which such action was brought, that:

(i)	the executive breached his duty of loyalty to the corporation or its stockholders;

(ii)	the executive committed acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of the law;

(iii)	the executive engaged in any willful or negligent conduct in paying dividends or repurchasing stock of the corporation out of other than lawfully available funds; or

(iv)	the executive derived an improper personal benefit from any transaction, unless such improper personal benefit is determined to be immaterial in light of all of the circumstances of such action.

(d)

~~(D)~~ If the executive is or was serving as an executive, trustee, fiduciary, employee or agent of an employee benefit plan sponsored by or otherwise associated with the corporation and incurs expenses or amounts in settlement, judgments, fines, penalties or other amounts, including, without limitation, any excise tax or penalty assessed with respect to the employee benefit plan by reason of an action having been brought, or having been threatened, against such executive because of his status as such an executive, trustee, fiduciary, employee or agent of such plan, the corporation shall indemnify and hold harmless the executive against any and all of such reasonable amounts; provided it is not determined pursuant to Section 2 of this Article VII that the executive’s conduct with respect to such employee benefit plan was for a purpose he did not reasonably believe to be in the interests of the participants in and beneficiaries of such plan.

SECTION 2. Right to Indemnification; How Determined.

(a)

~~(A)~~ Except as otherwise set forth in this Section 2, any indemnification to be provided to ~~the~~an executive by the corporation under Section 1 of this Article VII upon the final disposition or conclusion of an action

(or a claim, issue or matter associated with such an action), unless otherwise ordered by the court before which such action was brought, shall be paid by the corporation (net of all amounts, if any, previously advanced to the executive pursuant to Section 4 of this Article VII) to the executive (or to such other person or entity as the executive may designate in writing to the corporation) within sixty (60) days after the receipt of executive’s written request therefor, which request shall include a comprehensive accounting of amounts for which indemnification is being sought and shall reference the provision(s) of this Article VII pursuant to which such claim is being made.

Notwithstanding the foregoing, the payment of the requested amounts may be denied by the corporation if (i) the Board of Directors ~~of the corporation~~ by a majority vote thereof determines that such payment, in whole or in part, would not be in the best interests of the corporation and its stockholders and would contravene the terms and conditions of this Article VII; or (ii) a majority of the directors ~~of the corporation~~ are a party in interest to such action. In either of such events, the Board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the executive has met the applicable standard(s) of conduct set forth in Section 1 of this Article VII and, therefore, whether indemnification is proper pursuant to this Article VII.

Such independent determination shall be made by a panel of three (3) arbitrators in Milwaukee, Wisconsin, or, at the option of the executive, in Wilmington, Delaware, in accordance with the rules then prevailing of the American Arbitration Association, or, at the option of the executive, by an independent legal counsel mutually selected by the Board and the executive (such panel of arbitrators and/or independent legal counsel being hereinafter referred to as the “authority”).

In any such determination there shall exist a rebuttable presumption that the executive has met such standard(s) of conduct and is therefore entitled to indemnification pursuant to this Article VII. The burden of rebutting such presumption by clear and convincing evidence shall be on the corporation.

If a panel of arbitrators is to be employed, one of such arbitrators shall be selected by the Board by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such action (or, if such quorum is not obtainable, by an independent legal counsel chosen by the Board), the second by the executive and the third by the previous two arbitrators.

The authority shall make a determination within sixty (60) days of being selected and shall simultaneously submit a written opinion of its conclusions to both the corporation and the executive and, if the authority determines that the executive is entitled to be indemnified for any amounts pursuant to this Article VII, the corporation shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to Section 4 of this Article VII), including interest thereon as provided in Section 5(~~C~~c) of this Article VII, to the executive (or to such other person or entity as the executive may designate in writing to the corporation) within ten (10) days of receipt of such opinion.

(b)

~~(B)~~ The executive may, either before or within two (2) years after a determination, if any, has been made by the authority, petition any court of competent jurisdiction to determine whether the executive is entitled to indemnification under this Article VII. Such court shall thereupon have the exclusive power to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination.

The court shall made an independent determination of whether the executive is entitled to indemnification as provided under this Article VII, irrespective of any prior determination made by the authority; provided, however, that there shall exist a rebuttable presumption that the executive has met the applicable standard(s) of conduct and is therefore entitled to indemnification pursuant to this Article VII. The burden of rebutting such presumption by clear and convincing evidence shall be on the corporation.

If the court determines that the executive is entitled to be indemnified for any amounts pursuant to this Article VII, unless otherwise ordered by such court, the corporation shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to Section 4 of this Article VII), including interest thereon as provided in Section 5(~~C~~c) of this Article VII, to the executive (or to such other person or entity as the executive may designate in writing to the corporation) within ten days of the rendering of such determination.

The executive shall pay all expenses incurred by the executive in connection with the judicial determination provided in this Section 2(~~B~~b), unless it shall ultimately be determined by the court that he is entitled to be indemnified, in whole or in part, by the corporation as authorized in this agreement. All expenses incurred by the executive in connection with any subsequent appeal of the judicial determination provided for in this Section 2(~~B~~b) shall be paid by the executive regardless of the disposition of such appeal.

(c)

~~(C)~~ Except as otherwise set forth in this Section 2, the expenses associated with the indemnification process set forth in this Section 2, including, without limitation, the expenses of the authority selected hereunder, shall be paid by the corporation.

SECTION 3. Termination of an Action is Nonconclusive. The termination of any action, no matter by whom brought, including, without limitation, securities law actions, by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the executive has not met the applicable standard(s) of conduct set forth in Section 1 of this Article VII.

SECTION 4. Advance Payment.

(a)

~~(A)~~ Expenses reasonably incurred by or on behalf of the executive in connection with any action (or claim, issue or matter associated with such action), no matter by whom brought, including, without limitation, securities law actions shall be paid by the corporation to the executive (or to such other person or entity as the executive may designate in writing to the corporation) in advance of the final disposition or conclusion of such action (or claim, issue or matter associated with such action) upon the receipt of executive’s written request therefor; provided the following conditions are satisfied:

(i)

the executive has first requested an advance of such expenses in writing (and delivered a copy of such request to the corporation) from the insurance carrier(s), to whom a claim has been reported under an insurance policy purchased by the corporation, if any, as provided under Section 8 of this Article VII and each such insurance carrier has declined to make such an advance;

(ii)

the executive furnishes to the corporation an executed written certificate affirming his good faith belief that he has met the applicable standard(s) of conduct set forth in Section 1 of this Article VII; and

(iii)

the executive furnishes to the corporation an executed written agreement to repay any advances made under this Section 4 if it is ultimately determined that he is not entitled to be indemnified by the corporation for such amounts pursuant to this Article VII.

(b)

~~(B)~~ If the corporation makes an advance of expenses to the executive pursuant to this Section 4, the corporation shall be subrogated to every right of recovery the executive may have against any insurance carrier from whom the corporation has purchased insurance for such purpose.

SECTION 5. Partial Indemnification; Interest.

(a)

~~(A)~~ If it is determined by the authority pursuant to Section 2 of this Article VII, or by the court before which such action was brought, that the executive is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any action, no matter by whom brought, including, without limitation, securities law actions, the authority (or the court) shall authorize the reasonable proration of such expenses, judgments, penalties, fines and/or amounts incurred in settlement with respect to which indemnification is sought by the executive, among such claims, issues or matters as the authority (or the court) shall deem appropriate in light of all of the circumstances of such action.

(b)

~~(B)~~ If it is determined by the authority pursuant to Section 2 of this Article VII, or by the court before which such action was brought, that certain amounts incurred by the executive, are for whatever reason unreasonable in amount, the authority (or the court) shall authorize indemnification to be paid by the corporation to the executive for only such amounts as the authority (or the court) shall deem reasonable in light of all of the circumstances of such action.

(c)

~~(C)~~ To the extent deemed appropriate by the authority, or by the court before which such action was brought, interest shall be paid by the corporation to the executive, at a reasonable interest rate, for amounts for which the corporation indemnifies the executive.

SECTION 6. Limitation of Derivative Actions and Release of Derivative Claims. No derivative action shall be brought and no cause of derivative action shall be asserted against the executive, his spouse, heirs, executors or administrators after the expiration of two (2) years from the date the executive ceases, for any reason whatsoever, to serve as an executive of the corporation and/or of an affiliate and any claim or cause of derivative action of the corporation shall be extinguished and deemed released unless asserted by the filing of an appropriate derivative action within such two-year period.

The provisions of any federal, state or local law or statute providing in substance that releases shall not extend to claims, demands, injuries or damages which are unknown or unsuspected to exist at the time to the person or entity executing such release are hereby expressly waived by the corporation and its stockholders.

SECTION 7. Nonexclusivity of Agreement. The right to indemnification and advancement of expenses provided to the executive by this Article VII shall not be deemed exclusive of any other rights to which the executive may be entitled under any charter provision, by-law, agreement, resolution, vote of stockholders or disinterested directors of the corporation or otherwise, including, without limitation, under Delaware General Corporation Law Section 145 as it may then be in effect, both as to acts in his official capacity as such executive or other employee or agent of the corporation or of an affiliate, or as to acts in any other capacity while holding such office or position, and the terms and provisions of this Article VII shall continue as to the executive if he ceases to be an executive or other employee or agent of the corporation or of an affiliate, and such terms and provisions shall inure to the benefit of the heirs, executors and administrators of the executive.

SECTION 8. Insurance.

(a)

~~(A)~~ The corporation may purchase and maintain insurance on behalf of the executive against any liability asserted against him or incurred by or on behalf of him in such capacity as an executive or other employee or agent of the corporation or of an affiliate, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII or under Delaware General Corporation Law Section 145 as it may then be in effect.

The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the corporation or the executive under this Article VII and the adoption of this Article VII by the corporation shall not in any way limit or affect the rights and obligations of the corporation or of the other party or parties thereto under any such policy or agreement of insurance.

(b)

~~(B)~~ If the executive shall receive payment from any insurance carrier or from the plaintiff in any action against the executive in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the corporation pursuant to this Article VII, the executive shall promptly reimburse the corporation for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the corporation to the executive exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or co-insurance payments, shall not be deemed to be payments to the executive hereunder.

In addition, upon payment of indemnified amounts under this Article VII, the corporation shall be subrogated to the executive’s rights against any insurance carrier in respect of such indemnified amounts and the Executive shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the corporation deems necessary or advisable to secure such rights. The executive shall do nothing to prejudice such rights of recovery or subrogation.

SECTION 9. Witness Expenses. Upon the executive’s written request, the corporation shall pay (in advance or otherwise) or reimburse any and all expenses reasonably incurred by the executive in connection with his appearance as a witness in any action at a time when he has not been formally named a defendant or respondent to such an action.

SECTION 10. Contribution.

(a)

~~(A)~~ If the indemnity provided for in Section 1 of this Article VII is unavailable to the executive for any reason whatsoever, the corporation, in lieu of indemnifying the executive, shall contribute to the amount reasonably incurred by or on behalf of the executive, whether for judgments, fines, penalties, amounts incurred in settlement and/or for expenses in connection with any action, no matter by whom brought, including, without limitation, securities law actions, in such proportion as deemed fair and reasonable by the authority pursuant to Section 2 of this Article VII, or by the court before which such action was brought, taking into account all of the circumstances of such action, in order to reflect (i) the relative benefits received by the corporation and the executive as a result of the event(s) and/or transaction(s) giving cause to such action; and/or (ii) the relative fault of the corporation (and its other executives, employees and/or agents) and the executive in connection with such event(s) and/or transaction(s).

(b)

~~(B)~~ The executive shall not be entitled to contribution from the corporation under this Section 10 if it is determined pursuant to Section 2 of this Article VII, or by the court before which such action was brought, that the executive engaged in criminal, fraudulent or intentional misconduct in the performance of his duty to the corporation or otherwise violated the provisions of Section 1(~~C~~c) of this Article VII.

(c)

~~(C)~~ The corporation’s payment of, and the executive’s right to, contribution under this Section 10 shall be made and determined in accordance with Section 2 of this Article VII relating to the corporation’s payment of, and the executive’s right to, indemnification.

SECTION 11. Severability. If any provision of this Article VII shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VII contravene public policy, this Article VII shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the corporation shall indemnify the executive as to expenses, judgments, fines and amounts incurred in settlement with respect to any action, no matter by whom brought, including securities law actions, to the full extent permitted by any applicable provision of this Article VII that shall not have been invalidated and to the full extent otherwise permitted by the Delaware General Corporation Law as it may then be in effect.

SECTION 12. Amendment and Modification.

(a)

~~SECTION 12. Amendment and Modification.~~ This Article VII has been adopted by the affirmative vote of not less than two thirds of the stockholders of the corporation entitled to vote therefor and may only be altered, amended or repealed by the affirmative vote of not less than two thirds of the stockholders of the corporation so entitled to vote; provided, however, that such stockholder authorization shall not be required in the event such alteration or amendment: (i) is made in order to conform to any amendment or revision of the Delaware General Corporation Law which expands an executive’s rights to indemnification thereunder or is otherwise beneficial to the executive, or (ii) in the sole judgment and discretion of the Board of Directors of the corporation, does not materially adversely affect the rights and protections of the stockholders of the corporation.

(b)

Any repeal or modification of the provisions of this Article VII shall not adversely affect any right or protection hereunder of any executive in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

~~(a)~~

~~is made in order to conform to any amendment or revision of the Delaware General Corporation Law which expands an executive’s rights to indemnification thereunder or is otherwise beneficial to the executive, or~~

~~(b)~~	~~in the sole judgment and discretion of the Board of Directors of the corporation, does not materially adversely affect the rights and protections of the stockholders of the corporation.~~

ARTICLE VIII

SIGNATURES

SECTION 1. Negotiable Instruments. All checks, drafts, notes and other obligations of the corporation shall be signed by an officer, or by any person or persons authorized by the Board of Directors. The signature of any officer and the corporate seal may be a facsimile, engraved or printed if authorized by the Board of Directors.

SECTION 2. Stock Transfers. All endorsements, assignments, transfers, stock powers or other instruments of transfer of securities standing in the name of the corporation shall be executed for and in the name of the corporation by any two of the following officers, to-wit: the chairman of the board, the chief executive officer, the president, a vice president, the treasurer, and the secretary; or by any one thereof and an assistant secretary or an assistant treasurer; or by any person or persons thereunto authorized by the Board of Directors.

SECTION 3. Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meetings and other instruments relating to securities owned by the corporation may be executed in the name and on behalf of the corporation by the chairman of the board, the chief executive officer, the president, a vice president or the secretary; and any such officer may, in the name and on behalf of the corporation, take all such action, as such officer may deem advisable, to vote in person or by proxy at any meeting of the security holders of any corporation in which this corporation may own securities, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, this corporation might have exercised and possessed if present. The Board of Directors, by resolution, from time to time may confer like powers upon any other person or persons.

SECTION 3. Corporate Action by Electronic Signature. Unless otherwise prohibited by law, any document that requires a signature of a director or officer under these By-Laws may be signed through an electronic signature. Each document signed by electronic signature shall contain an electronic signature of the person signing such document. For purposes of these By-Laws, an “electronic signature” is any electronic symbol or process attached to or logically associated with a document sent by electronic transmission and executed or adopted by a person with the intent to sign such document and shall include, without limitation, (i) a unique password or unique identification assigned to a person by the corporation; (ii) a person’s typed name attached to or part of an electronic transmission sent by or from a source authorized by such person such as an email address that such person provided as that person’s email address; and (iii) any other form of electronic signature approved by the Board.

ARTICLE IX

WAIVER OF NOTICE

Whenever, under the provisions of these By-Laws or of any law of Delaware, the stockholders, directors or committees are authorized to hold any meeting after notice, or after lapse of any prescribed period of time, such meeting may be held without notice, or without such lapse of time, by the written waiver of such notice signed by every person entitled to notice.

ARTICLE X

AMENDMENTS

Subject to the law of Delaware, the ~~certificate of incorporation~~Certificate of Incorporation and except as otherwise set forth in these By-Laws, the Board of Directors may amend these By-Laws or enact such other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.

ARTICLE XI

EXCLUSIVE FORUM

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these By-Laws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the United States District Court for the District of Delaware).